Exhibit 21.1

Name of Company	Jurisdiction of Incorporation
1221 Olux, LLC	Delaware
6570 Donlon Group, LLP	Delaware
A & M Products Manufacturing Company	Delaware
Andover Properties, Inc.	Delaware
Aplicare, Inc.	Connecticut
Bees International Corporation	Japan
Brita Canada Corporation	Nova Scotia
Brita Canada Holdings Corporation	Nova Scotia
Brita GP	Ontario
Brita LP	Ontario
Brita Manufacturing Company	Delaware
The Brita Products Company	Delaware
BGP (Switzerland) S. a. r. l.	Switzerland
Burt’s Bees, Inc.	Delaware
Burt's Bees Australia Pty Ltd.	Australia
Burt’s Bees International Holdings	Delaware
Burt’s Bees Licensing, LLC	Delaware
Caltech Industries, Inc.	Michigan
CBee (Europe) Limited	United Kingdom
Chesapeake Assurance Limited	Hawaii
Clorox Africa (Proprietary) Ltd.	South Africa
Clorox Africa Holdings (Proprietary) Ltd.	South Africa
Clorox Argentina S.A.	Argentina
Clorox Australia Pty. Ltd.	Australia
Clorox Brazil Holdings LLC	Delaware
Clorox (Cayman Islands) Ltd.	Cayman Islands
Clorox Chile S.A.	Chile
Clorox China (Guangzhou) Ltd.	Guangzhou, P.R.C.
Clorox Commercial Company	Delaware
The Clorox Company of Canada Ltd.	Canada (Federal)
Clorox de Centro America, S.A.	Costa Rica
Clorox de Colombia S.A.	Colombia
Clorox de Mexico, S.A. de C.V.	Mexico
Clorox de Panama S.A.	Panama
Clorox del Ecuador S.A. Ecuaclorox	Ecuador
Clorox Diamond Production Company	Delaware
Clorox Dominicana S.R.L.	Dominican Republic
Clorox (Europe) Financing S.a.r.l.	Luxembourg
Clorox Germany GmbH	Germany
Clorox Healthcare Holdings, LLC	Delaware
Clorox Holdings Pty. Limited	Australia
Clorox Hong Kong Limited	Hong Kong
Clorox Hungary Liquidity Management Kft	Hungary
The Clorox International Company	Delaware
Clorox International Philippines, Inc.	The Philippines
Clorox Luxembourg S.a.r.l.	Luxembourg

Name of Company	Jurisdiction of Incorporation
Clorox (Malaysia) Sdn. Bhd.	Malaysia
Clorox Manufacturing Company	Delaware
Clorox Manufacturing Company of Puerto Rico, Inc.	Puerto Rico
Clorox Mexicana S. de R.L. de C.V.	Mexico
Clorox New Zealand Limited	New Zealand
The Clorox Outdoor Products Company	Delaware
Clorox Peru S.A.	Peru
The Clorox Pet Products Company	Texas
Clorox Professional Products Company	Delaware
The Clorox Sales Company	Delaware
Clorox Services Company	Delaware
Clorox Servicios Corporativos S. de R.L. de C.V.	Mexico
Clorox Spain, S.L.	Spain
Clorox (Switzerland) S.a.r.l.	Switzerland
Clorox Uruguay S.A.	Uruguay
The Consumer Learning Center, Inc.	Delaware
Corporacion Clorox de Venezuela, S.A.	Venezuela
CLX Realty Co.	Delaware
Evolution Sociedad S.A.	Uruguay
Fabricante de Productos Plasticos, S.A. de C.V.	Mexico
First Brands (Bermuda) Limited	Bermuda
First Brands Corporation	Delaware
First Brands do Brasil Ltda.	Brazil
First Brands Mexicana, S.A. de C.V.	Mexico
Fully Will Limited	Hong Kong
Gazoontite, LLC	Delaware
Glad Manufacturing Company	Delaware
The Glad Products Company	Delaware
The Household Cleaning Products Company of Egypt Ltd.	Egypt
The HV Food Products Company	Delaware
HV Manufacturing Company	Delaware
Invermark S.A.	Argentina
Jingles LLC	Delaware
Kaflex S.A.	Argentina
Kingsford Manufacturing Company	Delaware
The Kingsford Products Company, LLC	Delaware
Lerwood Holdings Limited	British Virgin Islands
The Mexco Company	Delaware
National Cleaning Products Company Limited	Saudi Arabia
Paulsboro Packaging Inc.	New Jersey
Petroplus Produtos Automotivos S.A.	Brazil
Petroplus Sul Comercio Exterior S.A.	Brazil
Round Ridge Production Company	Delaware
Soy Vay Enterprises, Inc.	California
STP do Brasil Ltda.	Brazil
United Cleaning Products Manufacturing Company Limited	Yemen
Yuhan-Clorox Co., Ltd.	Korea